Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
OF FREQUENCY ELECTRONICS, INC.

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Frequency Electronics, Inc. that, to his knowledge, the Annual Report for the Frequency Electronics, Inc. 401(k) Savings Plan on Form 11-K for the year ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.  This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K.

Date: June 16, 2010

By: /s/Martin Bloch
Martin Bloch
Chief Executive Officer

Date: June 16, 2010

By: /s/Alan Miller
Alan Miller
Treasurer and Chief Financial Officer